Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints each of John T. Sahlberg, Mark B. Tresnowski, Annie S. Terry and Carol Anne Huff signing singly, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)               prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Boise Cascade Company, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) and any national securities exchanges or similar authority, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)               seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)               perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)               this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)               any documents prepared and/or executed by any of the attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)               neither the Company nor any of the attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)               this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the earlier of (i) the date on which the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company; (ii) as to the appointment of John T. Sahlberg, upon on his resignation or termination as an employee of the Company; (iii) as to the appointment of Mark B. Tresnowski and Annie S. Terry, upon his or her respective resignation or termination as an employee of Madison Dearborn Partners, LLC; (iv) as to the appointment of Carol Anne Huff, upon her resignation or removal as a partner of Kirkland & Ellis LLP; and (v) revocation of this Power of Attorney by the undersigned in a signed writing delivered to each of such attorneys-in-fact.  This Power of Attorney may be filed with the Commission as a conforming statement of the authority granted herein.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of February 2013.

FOREST PRODUCTS HOLDINGS, L.L.C.

By:	/s/ John T. Sahlberg
	Name:	John T. Sahlberg
	Title:	Senior Vice President and General Counsel

MADISON DEARBORN PARTNERS, LLC

By:	/s/ Mark B. Tresnowski
	Name:	Mark B. Tresnowski
	Its:	Managing Director

MADISON DEARBORN PARTNERS IV, L.P.

By:	Madison Dearborn Partners, LLC
Its:	General Partner

	By:	/s/ Mark B. Tresnowski
		Name:	Mark B. Tresnowski
		Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P.
Its:	General Partner

	By:	Madison Dearborn Partners, LLC
	Its:	General Partner

		By:	/s/ Mark B. Tresnowski
			Name:	Mark B. Tresnowski
			Its:	Managing Director

PAUL J. FINNEGAN

/s/ Paul J. Finnegan

[Signature Page to MDP Entities and Paul J. Finnegan Power of Attorney]